UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2006

Date of Report (Date of earliest event reported)

USI Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road, Suite 160 South

Briarcliff Manor, NY 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 8, 2006, the Board of USI Holdings Corporation (the “Company”) approved and the Company subsequently entered into a Compensation Agreement with Ronald E. Frieden (the “Chairman”), William L. Atwell, Thomas A. Hayes and Robert F. Wright (collectively, the “Special Committee”).  The Special Committee was formed in response to an indication of interest received from a private equity firm in acquiring all of the outstanding common stock of the Company.  The Compensation Agreement provides for the payment of an annual fee of $75,000 to the Chairman and $50,000 to each other member of the Special Committee.  In addition, each member of the Special Committee will receive $1,500 for each meeting of the Special Committee.

The foregoing description is qualified in its entirety by reference to the full text of the Compensation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

In addition, on November 8, 2006, the Board approved and the Company subsequently entered into an Indemnification Agreement with William L. Atwell, David L. Eslick, Ronald E. Frieden, Thomas A. Hayes, L. Ben Lytle, Robert A. Spass and Robert F. Wright (collectively, the “Board”).  The rights of the Indemnitee (as defined in the Indemnification Agreement) complement any rights the Indemnitee may already have under the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated By-laws or the Delaware General Corporation Law.  The Indemnification Agreement provides, among other things, that the Company will indemnify, defend and hold harmless the Indemnitee to the fullest extent permitted by law and requires the Company to advance all reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding (as defined in the Indemnification Agreement) to which the Indemnitee is, or threatened to be, made a party or witness and to indemnify for certain expenses incurred in connection with such Proceeding where the Indemnitee is wholly or partly successful, subject to certain exceptions.

The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 8.01.  Other Events

On November 7, 2006, the Company announced that on that date it had completed the merger contemplated by the Agreement and Plan of Merger, dated as of October 18, 2006 (the “Merger Agreement”), by and among USI Services Corporation, a Delaware Corporation (“USI”), Kibble & Prentice Holding Company, a Washington corporation (“K&P”), Distribution Partners Investment Capital, L.P., a Delaware limited partnership, The Arlen I. Prentice LLC, a Washington limited liability company, Arlen I. Prentice, Christopher J. Prentice, David F. Ross, Ellen R.M. Boyer, and James J. Doud, as Stockholder Representative (as defined in the Merger Agreement).  Pursuant to the Merger Agreement, Hurley, Atkins & Stewart, Inc. (USI’s Seattle operation and a wholly owned subsidiary of USI) merged with and into K&P, with K&P continuing as the surviving corporation (the “Merger”).

The press release announcing the completion of the transaction is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1	Compensation Agreement dated November 8, 2006 by and among the Company, Ronald E. Frieden, William L. Atwell, Thomas A. Hayes and Robert F. Wright.
10.2	Indemnification Agreement dated November 8, 2006 by and among the Company, William L. Atwell, David L. Eslick, Ronald E. Frieden, Thomas A. Hayes, L. Ben Lytle, Robert A. Spass and Robert F. Wright.
99.1	Press Release dated November 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2006

USI HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
Name: Ernest J. Newborn, II Title: Senior Vice President, General Counsel and Secretary